Exhibit 99.1

MDWerks to Deliver Molecular Sawdust Drying System to Leading U.S. Lumber Company

Leverages proprietary molecular energy wave technology to consistently,

efficiently and cost-effectively dry sawdust for wood pellet production

Green Cove Springs, FL – July 30, 2025 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTCQB: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that the Company is scheduled to deliver its first Molecular Sawdust Drying System (“MSDS”) to one of the leading sawmills and lumber producers in the United States in August 2025. The Company’s subsidiary, RFS Specialties, LLC (“RFS”) designed, built and tested the MSDS unit, which utilizes proprietary molecular energy wave technology to uniformly, efficiently and cost-effectively adjust the moisture content of sawdust for production of wood pellets, an alternative green energy source. In addition to upfront sales proceeds, RFS will receive ongoing ancillary fees for servicing and maintaining the MSDS unit.

Steven Laker, Chief Executive Officer of MDWerks, commented, “We are thrilled to be shipping our first Molecular Sawdust Drying System to a leading U.S. lumber company, which intends to use the unit to produce wood pellets of consistent high quality, while substantially reducing sawdust drying times and costs. As the initial MSDS unit surpasses certain capacity levels, we anticipate follow-on orders from this customer to modularly expand the unit’s throughput. We believe that the benefits of our drying system and proprietary energy wave technology will appeal to a multitude of wood manufacturers and expect the solution to become an industry standard.”

Mr. Laker continued, “The Molecular Sawdust Drying System provides a new revenue stream and substantial growth opportunity for MDWerks, augmenting growth underway from deployment of our Spirits Rapid Aging System. These two proprietary systems are poised to revolutionize the long-standing wood manufacturing and spirits industries, respectively. Moreover, we believe we are only scratching the surface of MDWerks’ technological capabilities across industries.”

MSDS Overview

The Company’s MSDS units leverage proprietary molecular energy wave technology that swiftly, consistently and cost-effectively dries sawdust for production of wood pellets. The Company’s MSDS units deliver the following benefits to customers:

●	Quality, uniform results	●	Modular, scalable and flexible
●	Faster drying times	●	Less downtime
●	Lower costs	●	High capacity
●	Greater productivity

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTCQB: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their costs and drive business value. For more information, please visit https://mdwerksinc.com/.

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards. For more information, please visit https://twotreesdistilling.com/.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”), addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com